UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2011
ROCKWELL MEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
30142 Wixom Road, Wixom, Michigan 48393
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code (248) 960-9009
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 17, 2011, Dr. Richard C. Yocum’s employment as Vice President of Drug Development & Medical Affairs at Rockwell Medical Technologies, Inc. terminated.
     Dr. Yocum was replaced by Dr. Annamaria T. Kausz. Dr. Kausz worked as Senior Director, Clinical Research and then as Executive Director, Clinical Research at AMAG Pharmaceutical, from 2006 to present. Dr. Kausz received fellowship training in Pediatric Nephrology at Children’s Hospital in Seattle, Washington, and Adult Nephrology at the University of Washington, and has earned board certification in both Adult and Pediatric Nephrology. During her fellowship training, Dr. Kausz also received her Master of Science degree in Epidemiology from University of Washington School of Public Health, with a concentration in Biostatistics. Subsequently, she joined Tufts Medical Center in Boston, Massachusetts as Staff Nephrologist and has served as Assistant Professor of Medicine at Tufts University School of Medicine since 1999, where she maintains an outpatient clinic. Dr. Kausz has extensive renal and anemia research experience and her work has been published in numerous peer reviewed publications.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL TECHNOLOGIES, INC.
Date: September 22, 2011	By:	/s/ Thomas E. Klema
Thomas E. Klema
Its: Chief Financial Officer